Exhibit 10.1

LETTER OF EXTENSION OF LONG STOP DATE

31 October 2025

De Tomaso Automobili Holdings Limited

The Grand Pavilion Commercial Centre

802 West Bay Road, Grand Cayman

Cayman Islands

De Tomaso Automobili Holdings Limited

Trust Company Complex

Ajeltake Road, Ajeltake Island, Majuro

Republic of the Marshall Islands MH 96960

Ideal Team Ventures

Vistra Corporate Services Centre

Wickhams Cay II

Road Town, Tortola, VG1110

British Virgin Islands

RE: Extension of Long Stop Date of the Share Purchase Agreement Dated 26 February 2025

Dear Sirs,

Reference is made to the share purchase agreement in relation to the proposed acquisition of all the outstanding shares of De Tomaso Automobili Holdings Limited by ESGL Holdings Limited (the “Purchaser”) dated 26 February 2025 entered into by you and the Purchaser (the “Agreement”), and (ii) the extension letter dated 1 August 2025.

Capitalized terms used but not defined in this letter shall have the meaning ascribed to such terms in the Agreement.

For the purposes of the Agreement, including without limitation Clause 5 (Conditions to Closing) thereof, we hereby propose and seek your agreement that the long stop date of the Agreement be further extended for two months from 31 October 2025 to 31 December 2025, so that Clause 5.4 of the Agreement as amended should read as follows:

“Unless otherwise agreed among the Parties in writing, if the conditions contained in Clause 5.1 have not been fulfilled or waived on or before 31 December 2025, this Agreement shall automatically terminate (other than the Surviving Provisions which shall remain binding on the Parties) and the obligation of ESGL to purchase, and the obligation of the De Tomaso Shareholders to sell, the Sale Shares shall cease. In such event, each of the Parties shall cease to have any rights or obligations under this Agreement, save for the accrued rights or liabilities of any Party to any other Party in respect of the terms herein at or before such termination.”

Except as expressly amended by this letter, all of the terms in the Agreement shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with its terms.

This letter shall be governed by and construed in accordance with the laws of Singapore, without reference to its conflict of laws provisions. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties and their successors or assigns, any rights or remedies under or by reason of this letter.

Please acknowledge and signify your agreement to the terms set forth in this letter by countersigning a copy of this letter and return an executed copy to the attention of QUEK Leng Chuang.

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Yours faithfully,

EXECUTED AS A DEED
for and on behalf of
ESGL Holdings Limited

QUEK Leng Chuang
Chairman and CEO

in the presence of:

LAW Beng Hui

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Agreed to and accepted by:

EXECUTED AS A DEED
for and on behalf of
De Tomaso Automobili Holdings Limited (Cayman Islands)

CHOI Sung Fung
Director

in the presence of:

Diana MAJCHER

EXECUTED AS A DEED
for and on behalf of
De Tomaso Automobili Holdings Limited (Marshall Islands)

CHOI Sung Fung
Director

in the presence of:

Diana MAJCHER

EXECUTED AS A DEED
for and on behalf of
Ideal Team Ventures Limited

CHOI Sung Fung
Director

in the presence of:

Diana MAJCHER

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